Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated September 7, 2005, accompanying the financial statements of Jo-Ann Stores, Inc. Associate Stock Ownership Plan included on Form 11-K/A for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the previously filed Registration Statement Form S-8 (File No. 33-72445, effective February 16, 1999).
/s/ GRANT THORNTON LLP
Cleveland, Ohio
September 7, 2005